Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-1 of our report dated January 29, 2024, relating to the financial statements of Clearmind Medicine Inc., appearing in the Annual Report on Form 20-F of Clearmind Medicine Inc. for the year ended October 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

February 7, 2024